Waddell & Reed, Inc.          United Group of Funds        Division Office Stamp
P.O. Box 29217                     APPLICATION
Shawnee Mission, KS
66201-9217                    (NON-RETIREMENT PLAN)        Trans Code:________________________
                                                           Date Transmitted:__________________

1 ------------------------------------------------------------------------------
   I (We) make application for an account to be established as follows:
   REGISTRATION TYPE (check one only)

   [ ] Single Name    [ ] Joint Tenants W/ROS          [ ] Declaration of Trust Revocable (Attach CUF 0022)
       TOD (Transfer On Death) [ ] Yes [ ] No              NOT AVAILABLE IN ILLINOIS
   [ ] Uniform Gifts (Transfers) To Minors (UGMA/UTMA) [ ] Other:_______________________________________
   [ ] Dated Trust     Date of Trust_________________

  ------------------------------------------------------------------------------

                                                                            __________________
   REGISTRATION     [ ] NEW ACCOUNT or  [ ] NEW FUND FOR EXISTING ACCOUNT  |                  |
                                            (must have same ownership):    |__________________|

   --------------------------------------------------------------------------------------
   Individual Name (exactly as desired)/Trustee/Custodian (Tax-responsible party)

   ------------------------------------------------------- ------------------------------
   [ ] Social Security # or  [ ] Taxpayer Identification # Date of Birth (Month/Day/Year)

   --------------------------------------------------------------------------------------
   Joint Name (if any, exactly as desired)/Co-Trustee/Minor (for UGMA/UTMA)

   ------------------------------------------------------- ------------------------------
   [ ] Social Security # or  [ ] Taxpayer Identification # Date of Birth (Month/Day/Year)

   -----------------------------------------------------------------------------
   Name of Trust

   -----------------------------------------------------------------------------
   Mailing Address

   -----------------------------------------------------------------------------
   City/State/Zip

   -----------------------------------------------------------------------------
   Telephone (home)         Telephone (work)        Citizenship (Required in VA)

  ------------------------------------------------------------------------------
   INVESTMENTS Make check payable to Waddell & Reed, Inc.

                                                                Monthly        Div/C.G. Distr*
                             Fund           Amount                AIS           (Assumes RR)
                         (enter code)      Enclosed            (If Any)       RR     CC     CR
   CLASS OF SHARES       ____________
     (ONLY ONE)         |            |
                        |____________|     $_______            $_______       [ ]    [ ]    [ ]
                         ____________
                        |            |
   A [ ]  B [ ]  C [ ]  |____________|     $_______            $_______       [ ]    [ ]    [ ]
                         ____________
                        |            |
   IF NOT CHECKED,      |____________|     $_______            $_______       [ ]    [ ]    [ ]
      ASSUME A           ____________
                        |            |
                        |____________|     $_______            $_______       [ ]    [ ]    [ ]
                         ____________
                        |            |
                        |____________|     $_______            $_______       [ ]    [ ]    [ ]

                                     Total $_______      Total $_______

   * RR = Reinvest Div/Cap Gain CC = Cash Div/Cap Gain CR = Cash Div/Reinvest Cap Gain All Dividends/Capital Gains under $5.00 will be Reinvested. See
     Section 12 if you wish your distribution to go to another Fund or Account.

   FUNDS CODES               A    B    C                             A    B    C                                 A    B    C
   Income                   621  121  321     High Income           628  128  328     Asset Strategy            684  184  384
   Science & Technology     622  122  322     Vanguard              629  129  329     Cash Management           750  150  350
   Accumulative             623  123  323     New Concepts          630  130  330     Government Securities     753  153  353
   Bond                     624  124  324     High Income II        634  134  334     Municipal Bond            760  160  360
   International Growth     625  125  325     Small Cap             677  177  377     Municipal High Income     762  162  362
   Continental Income       627  127  327     Retirement Shares     680  180  380

  ------------------------------------------------------------------------------
   CLASS A ONLY

   This purchase is entitled to a reduced sales load charge for the following reason:

   [ ] Letter of Intent To Invest $_____________ LOI Number____________
   [ ] Cumulative discount number____________ or Rights of Accumulation With Existing Accounts____________
   [ ] Identify Other New Accounts Established At This Time:________________________

  ------------------------------------------------------------------------------

2 ------------------------------------------------------------------------------
   LETTER OF INTENT (CLASS A SHARES ONLY) I agree to the terms of the Letter of Intent conditions set forth in the Statement of Additional Information (including the escrowing of shares). Although I am not obligated to do so, it is my intention to invest over a 13-month period in shares of one or more United funds in an aggregate amount at least equal to:

   [ ] $100,000 [ ] $200,000 [ ] $300,00 [ ] $500,00 [ ] $1,000,000 [ ] $2,000,000   See Section 9

  ------------------------------------------------------------------------------
   CAP1                                                              Page 1 of 6

3 ------------------------------------------------------------------------------
   BENEFICIARY: For TOD (Transfer On Death) Accounts Only
       To designate contingent beneficiaries or per stirpes distribution, use MRP-0972 or MRP-1588

     Full Name of Beneficiary        Tax Identification Number        Date of Birth        Relationship        Percent

   ----------------------------    -----------------------------    -----/-----/-----    ----------------    -----------%
                                                                      MO   DA    YR

   ----------------------------    -----------------------------    -----/-----/-----    ----------------    -----------%
                                                                      MO   DA    YR

   ----------------------------    -----------------------------    -----/-----/-----    ----------------    -----------%
                                                                      MO   DA    YR

   ----------------------------    -----------------------------    -----/-----/-----    ----------------    -----------%
                                                                      MO   DA    YR

  ------------------------------------------------------------------------------

4 ------------------------------------------------------------------------------
   EXPEDITED REDEMPTION: For United Cash Management A [ ] B [ ]  C [ ]

   --------------------------------------------------  -------------------------------------------------
   Name & Address of Bank/Financial Institution        ABA/Routing # of Bank/Financial Institution

   --------------------------------------------------  -------------------------------------------------
   Street                                              Customer's Bank Account Number

   --------------------------------------------------  -------------------------------------------------
   City/State/Zip

   On UCM Accounts where expedited redemption is requested, Waddell & Reed, Inc. is authorized to honor any requests from anyone for redemption of fund shares as long as the proceeds are transmitted to the identified account. All wires must be transmitted exactly as registered on the UCM Account.
  ------------------------------------------------------------------------------

5 ------------------------------------------------------------------------------
   CHECK SERVICE (CLASS "A" SHARES ONLY)
   (Complete signature card)
   [ ] United Government Securities [ ] United Cash Management (UCM)

   SIGNATURE CARD FOR UNITED CASH MANAGEMENT/GOVERNMENT SECURITIES CLASS "A" SHARES ONLY

   The payment of funds on the conditions set forth below is authorized by the persons signing below (the Shareholder).
   UMB BANK, N.A. (the Bank) is authorized by the Shareholder to honor any checks for not less than $250 presented against this account and is directed to forward said checks to the redemption agent of United Cash Management, Inc. and United Government Securities, Inc. (the "Mutual Funds") as authority to pay the checks. Checks will be paid by redeeming a sufficient number of shares for which share certificates have not been issued in the Shareholder's account with the Mutual Funds.
   Checks will be subject to the Bank's rules and regulations governing such checks, including the right of the Bank not to honor checks in amounts exceeding the value of the Shareholder's account with the Mutual Funds at the time the check is presented for payment.
   Shareholder hereby authorizes the Mutual Funds or their redemption agent to honor redemption requests presented in the above manner by the Bank.
   It is further agreed as follows:

   1. Shareholder(s) below waive the right to receive the cancelled check(s) after each check is processed and the underlying shares of the Mutual Funds have been redeemed.
   2. The account may not be used for any purpose other than the presentment, forwarding and payment of checks relating to an account in the Mutual Funds.
   3. The Bank reserves the right to change, modify or terminate this agreement at any time upon notification mailed to the address noted on the reverse side of this card.

   BY SIGNING BELOW, THE SIGNATOR(S) SIGNIFIES HIS (THEIR) AGREEMENT TO BE SUBJECT TO THE RULES AND REGULATIONS OF UMB BANK, N.A. PERTAINING THERETO AND AS AMENDED FROM TIME TO TIME, AND TO THE CONDITIONS PRINTED ABOVE.

   Authorized Signature(s)    "A" SHARES ONLY   [ ] Check box if more than one
                                                    signature required on checks

   ----------------------------------------------------------------------------

   ----------------------------------------------------------------------------

   ----------------------------------------------------------------------------

   ----------------------------------------------------------------------------

  ------------------------------------------------------------------------------

6 ------------------------------------------------------------------------------
   Establish NEW Automatic Investment Service
   REGISTRATION INFORMATION

   ------------------------------------------------
   Individual Name (exactly as registered)

   ------------------------------------------------
   Joint Name (if any, exactly as registered)

       Fund         Draft Is To Begin On
   (Enter code)       (Month/Day/Year)       Draft Amount        Special Instructions
    ___________
   |           |
   |___________|    ____________________    $_____________  ______________________________
    ___________
   |           |
   |___________|    ____________________    $_____________  ______________________________
    ___________
   |           |
   |___________|    ____________________    $_____________  ______________________________
    ___________
   |           |
   |___________|    ____________________    $_____________  ______________________________
    ___________
   |           |
   |___________|    ____________________    $_____________  ______________________________

   Authorization to honor checks drawn by Waddell & Reed, Inc.

   As a convenience to me, I hereby request and authorize you to pay and charge to my or our account identified below, debit entries drawn on the account by Waddell & Reed, Inc. provided there are sufficient funds in the account to pay the same on presentation. This authorization shall remain in effect until revoked by me in writing and until you actually receive such notice. I agree that you shall be fully protected by honoring any such debit entry. I agree that your rights in respect to any debit entry shall be the same as if it were a check signed personally by me. I further agree, that if any such debit entry be dishonored, whether intentionally or inadvertently, you shall be under no liability whatsoever.

   PLEASE COMPLETE THE FOLLOWING IN ITS ENTIRETY.

   -----------------------------------------------------    -------------------------
   NAME OF DEPOSITOR (as shown on bank records(s))          Bank Account Number

   -----------------------------------------------------    See Section 10
   BANK NAME

   -----------------------------------------------------
   BANK ADDRESS

   -----------------------------------------------------
   CITY/STATE/ZIP

  ------------------------------------------------------------------------------

7 ------------------------------------------------------------------------------
   Establish NEW Funds Plus Service

                                                                                       ___________
   REGISTRATION INFORMATION   [ ] NEW ACCOUNT W/UCM or [ ] EXISTING ACCOUNT W/UCM     |___________|

   -----------------------------------------------------
   Individual Name (exactly as registered)

   -----------------------------------------------------
   Joint Name (if any, exactly as registered)

                                                                     FUNDS PLUS Service
        Account(s) to RECEIVE              Fund          If new,       Is To Begin On           FUNDS PLUS
        FUNDS PLUS Investment          (Enter code)     mark box      (Month/Day/Year)       Investment Amount
    _____________________________       __________
   |                             |     |          |       [ ]
   |_____________________________|     |__________|                  __________________     $__________________
    _____________________________       __________
   |                             |     |          |       [ ]
   |_____________________________|     |__________|                  __________________     $__________________
    _____________________________       __________
   |                             |     |          |       [ ]
   |_____________________________|     |__________|                  __________________     $__________________
    _____________________________       __________
   |                             |     |          |       [ ]
   |_____________________________|     |__________|                  __________________     $__________________
    _____________________________       __________
   |                             |     |          |       [ ]
   |_____________________________|     |__________|                  __________________     $__________________

  ------------------------------------------------------------------------------

8 ------------------------------------------------------------------------------
   Establish NEW Flexible Withdrawal Service (See Section 11)

        Fund           Changes To Be
    (See Reverse    Effective Beginning                     Amount
     for Codes)     (Month)      (Year)     Indicate dollars, shares or percentage       Frequency           Make Payable
    ____________     _________________     ______________
   |            |   |     |  20  |    |   |              |
   |____________|   |_____|______|____|   |______________|  [ ] $  [ ] SH  [ ] %     [ ] monthly          [ ] To registered owner(s)
    ____________     _________________     ______________
   |            |   |     |  20  |    |   |              |                           [ ] quarterly        [ ] To Alternate Payee
   |____________|   |_____|______|____|   |______________|  [ ] $  [ ] SH  [ ] %
    ____________     _________________     ______________                            [ ] semi-annually    [ ] To registered owner(s)
   |            |   |     |  20  |    |   |              |                                                    at alternate address
   |____________|   |_____|______|____|   |______________|  [ ] $  [ ] SH  [ ] %     [ ] annually
    ____________     _________________     ______________
   |            |   |     |  20  |    |   |              |                            (If left blank,
   |____________|   |_____|______|____|   |______________|  [ ] $  [ ] SH  [ ] %      annual payments
                                                                                     will be assumed)

  ------------------------------------------------------------------------------

  ------------------------------------------------------------------------------
   Designate Alternate Payee or Address (for Electronic Deposits of FWS, see section 10)
   Complete this section if the check is TO BE PAYABLE TO AN ALTERNATE PAYEE (other than as registered) or SENT TO AN ALTERNATE ADDRESS. If sending FWS to another fund/account please indicate account/fund. Must be same class.

   Alternate Payee                                 Alternate Address (check will be payable as registered and sent to the following)

   ----------------------------------------------  ----------------------------------------------
   Name or institution                             C/O Name

   ----------------------------------------------  ----------------------------------------------
   Street                                          Street

   ----------------------------------------------  ----------------------------------------------
   City/State/Zip                                  City/State/Zip

   ----------------------------------------------  ----------------------------------------------
   Bank Account Number (if applicable)             Bank Account Number (if applicable)

  ------------------------------------------------------------------------------

9 ------------------------------------------------------------------------------
                            LOI TERMS AND CONDITIONS

   1. This Agreement does not bind the investor to buy, or Waddell & Reed, Inc. to sell, any shares.

   2. This Agreement can only be terminated before the 13 months has elapsed by submitting a written request signed by all owners.

   3. Any purchase made under this Agreement will be made at the offering price applicable to a one-time purchase of the amount the investor has checked on the front of this Agreement as described in the prospectus of the fund or funds being purchased.

   4. If the amount invested during the 13-month period covered by this Agreement exceeds the required amount and is large enough to qualify for a sales charge lower than that available under this Agreement, the lower sales charge will be applied to the amount invested. Upon termination of this Agreement, a price adjustment will be made to give effect to the lower sales charge and the amount of the price adjustment will be reinvested in additional shares of the fund(s) on the date of termination.

   5. If the amount invested during the 13-month period covered by this Agreement is less than the required amount, the sales charge for the investments reverts back to that outlined in the Fund Prospectus, as if the Agreement had not been executed. Waddell & Reed, Inc. will subtract shares equal in value to the amount of the additional sales charge due from escrowed shares. The investor hereby irrevocably appoints Waddell & Reed, Inc. or its successors or assigns, as attorney to surrender for redemption shares in an amount equal to the additional sales charge owed on the purchases made. This appointment and the authority granted herein shall be binding on the heirs, legal representatives, successors and assigns of the investor.

   6. While the value of purchases made prior to the acceptance date of this Agreement will be considered in determining the Intended Investment, the sales charge imposed on prior purchases will not be retroactively reduced.

   7. Shares purchased directly to United Cash Management, Inc. will not be considered when determining the net asset value of shares presently held by the investor as of the date of acceptance of this Agreement, nor for determining the amount invested under this Agreement. However, non-commissionable shares are considered for there purposes.
  ------------------------------------------------------------------------------

10------------------------------------------------------------------------------

   BANK ACCOUNT OR CREDIT UNION INFORMATION (optional)
   This information will be used for
   [ ] Div / Cap gain distributions taken in cash (Sec. 1)
   [ ] Systematic investments (Sec. 6)
   [ ] Flexible withdrawals (Sec. 8)


                        ---------------------------------------     ---------------------------------------
   Checking account     Bank or credit union's ABA route number     Bank or credit union account number


                        ---------------------------------------     ---------------------------------------
   Savings account      Bank or credit union's ABA route number     Bank or credit union account number

                   Tape your voided check or deposit slip here

   Bank and credit union routing information
   For deposits or withdrawals to your checking account, please tape a voided check so we may get bank or credit union account information.

   For deposits or withdrawals to a savings account, please tape a preprinted deposit slip. (Do not staple the slips.)
  ------------------------------------------------------------------------------

11------------------------------------------------------------------------------
   FLEXIBLE WITHDRAWAL REQUIREMENTS AND CONSIDERATIONS

   1. This application directs Waddell & Reed Services Company to redeem the amounts listed on the 20th day of the indicated month, or if not a business day, on the preceding business day.
   2. Allow five days from the date your instructions are received in the home office for processing of any changes and/or initiation of a Flexible Withdrawal Service.
   3. The aggregate total investment, or the present net asset value of the shareholder's United Group of Funds/or W&R Funds combined accounts should exceed $10,000. You may add to your account by additional investments of at least $1,000, except in United Cash Management, Inc., which has no minimum additional investment amount.
   4. Minimum withdrawals for dollars or shares are $50 aggregate or a 5 share minimum per fund.
   5. If withdrawals are to be made monthly, 1/12th of the indicated percentage of the asset value of the shares in the account will be redeemed. If withdrawals are to be made quarterly, 1/4th of the indicated percentage of the asset value of the shares in the account will be redeemed. If withdrawals are to be made semi-annually, 1/2 of the indicated percentage will be redeemed.
   6. Dividends and capital gains distributions are automatically reinvested. Information about the federal tax status of shares redeemed through the Flexible Withdrawal Services will be mailed to shareholders annually.
  ------------------------------------------------------------------------------

12------------------------------------------------------------------------------
   ALTERNATE PAYEE/ADDRESS

   To send systematic withdrawals (Section 8) or distributions (Section 1) to a third party, or to another United Fund account, please fill in the appropriate information below.

   This address will be used for (check one):

   [ ] Flexible Withdrawals
   [ ] Div/Cap Gains

   -------------------------------------------------------------  To another United Fund
   Name

   -------------------------------------------------------------  ---------------------------------
   Address (including apartment or box number)                    Account #     Fund #
                                                                  Must be to same class of shares
   -------------------------------------------------------------
   City/State/Zip

  ------------------------------------------------------------------------------

13------------------------------------------------------------------------------

   CONFIDENTIAL DATA (Required)

    1. Marital Status:__________
       (Required in VA)

    2. Gross Family Income: $__________

    3. Taxable Income: $__________

    4. Number of Dependents:__________

    5. Occupation:______________________________________________________________

    6. Employer Name:___________________________________________________________

    7. Employer Address:________________________________________________________

    8. Savings and Liquid Assets: $__________

    9. Other Assets (excluding home, furnishings, cars): $__________

   10. Net Worth (Assets minus liabilities): $__________

   11. Are you associated with an NASD Member? [ ] Yes [ ] No

   12. Investment Objectives (mark all that apply):
       [ ] Retirement Savings [ ] Reserves [ ] College Funds [ ] Buy Major Asset
       [ ] Other Needs/Goals (specify in Special Remarks)

   13. Special Remarks/Considerations:__________________________________________

   _____________________________________________________________________________

   14. Residence Address:_______________________________________________________
       (if different from Street        City           State          Zip
         Mailing Address
        on reverse side)

   (Required in CT)
   15. Was this investment solicited by a W&R Advisor/Representative?                    [ ] Yes [ ] No

   (Required in CT)
   16. Has any beneficial owner of this account conducted any prior investment activity? [ ] Yes [ ] No
       If yes, which owner(s)?_________________________________________________________________________

   17. Are proceeds from the sale of another security being used to open this account?   [ ] Yes [ ] No
       If yes, specify:________________________________________________________________________________

                       ________________________________________________________________________________

  ------------------------------------------------------------------------------

14------------------------------------------------------------------------------
   ACKNOWLEDGEMENT
   o I (We) have received a copy of the current prospectus of the Funds selected, and agree to the terms therein and herein.
   o Under penalties of perjury, I certify that the social security number or other taxpayer identification number shown in Section 1 is correct (or I am waiting for a number to be issued to me) and (strike the following if not true) that I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest and dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.
   o I (we) understand that there maybe a deferred sales charge upon the redemption of any Class B or C shares held in the account for less than the time specified in the prospectus.

   Signature(s) of Purchasers (all joint purchasers must sign). Sign exactly as name(s) appear in registration.
   "The Internal Revenue Service does not require your consent to any provision of this document other than the certification required to avoid backup withholding."

   -------------------------------------  -------------------------------------  -------------------------------------
                (Signature)                            (Printed Name)                     (Title, if any)

   -------------------------------------  -------------------------------------  -------------------------------------
                (Signature)                            (Printed Name)                     (Title, if any)

   -------------------------------------  --------------------
     (Advisor/Representative Signature)          (Date)

                                   _____________________________
                                  |                             |
   Advisor/Representative Number  |_____________________________|
  ------------------------------------------------------------------------------

  -----------------------------------------------|
   Check Any Items Enclosed With Application     |
                                                 |
   [ ] Declaration Trust Revocable (CUF0022)     |
                                                 |---------------|
   [ ] Additional Applications______             |OSJ:           |
                                                 |(H.O. USE)     |
   [ ] Check enclosed #______                    |               |
                                                 |               |
   [ ] Other:______                              |               |
  -----------------------------------------------|---------------|